                                                                   EXHIBIT 99.01

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                              FLEXTRONICS
________________________________________________________________________________

                              2 CHANGI SOUTH LANE             TEL: +65.6299.8888
PRESS RELEASE
                              SINGAPORE 486123

________________________________________________________________________________


FLEXTRONICS CONTACTS:
Laurette Slawson Hartigan
Vice President Treasurer &
Investor Relations
+1.408.576.7722
investor_relations@flextronics.com

Renee Brotherton
Director of Corporate Marketing
+1.408.576.7189
renee.brotherton@flextronics.com

________________________________________________________________________________


                   FLEXTRONICS ANNOUNCES FIRST QUARTER RESULTS

SINGAPORE, JULY 24, 2003 - Flextronics International Ltd. (NASDAQ: FLEX) today announced results for the quarter ended June 30, 2003, as follows:

     ($ in millions, except EPS) (1)                QUARTER ENDED
                                          --------------------------------
                                           JUNE 30,              JUNE 30,
                                             2003                  2002
                                          ----------            ----------
     Net sales                            $ 3,106.7             $ 3,127.0
     Proforma operating income            $    48.6             $    52.4
     GAAP operating loss                  $  (278.5)            $  (155.4)
     Proforma net income                  $    20.4             $    30.1
     GAAP net loss                        $  (289.7)            $  (131.2)
     Diluted proforma EPS                 $    0.04             $    0.06
     Diluted GAAP EPS                     $   (0.56)            $   (0.25)

      (1) Proforma results exclude intangibles amortization, costs associated with the early extinguishment of debt and restructuring charges, as applicable. See Schedule 1 for a reconciliation of proforma results to generally accepted accounting principles ("GAAP") results.

Net sales totaled $3.1 billion for the quarter ended June 30, 2003, reflecting a 1.5% sequential increase over the prior quarter sales. Proforma net income was $20.4 million or $0.04 per diluted share, which is down moderately from $25.4 million or $0.05 per diluted share, respectively, in the prior sequential quarter. After including after-tax amortization expense of $7.9 million and unusual charges of $302.2 million, Flextronics incurred a GAAP loss of $289.7 million, which amounts to a $0.56 loss per diluted share.

The unusual charges recorded in the June quarter of 2003 includes a $8.7 million after-tax loss on the early retirement of debt and an after-tax restructuring charge of $293.5 million, the cash portion of which is $21.2 million. The restructuring charges include $230.0 million for the closure of two facilities and an asset impairment charge relating to our Multek PCB business. The remaining restructuring charge relates to the closure and consolidation of facilities in our

________________________________________________________________________________

                              FLEXTRONICS
________________________________________________________________________________

                              2 CHANGI SOUTH LANE             TEL: +65.6299.8888
PRESS RELEASE
                              SINGAPORE 486123

________________________________________________________________________________


other business units. In order to optimize the operating efficiencies provided by our global footprint, to reduce the overall risk profile of the Company, and to provide for additional margin upsides in the future, we expect to complete some final optimization of facilities during the remainder of our fiscal year. This strategic decision, combined with additional charges relating to the June quarter restructuring that could not be accrued for in that quarter pursuant to GAAP, will result in recognizing additional restructuring charges over the next few quarters that should total approximately $85 million.

The Company strengthened its liquidity again in the June quarter with cash increasing to $860 million and total liquidity reaching $1.7 billion. Cash flow from operations contributed $246 million while the Company continued to lead the industry in working capital management with a cash conversion cycle of 25 days, a one-day improvement over the prior quarter.

"The June quarter was very similar to the March quarter with the exception of net interest expense, and to us that demonstrates stability in our business and is in line with our belief that end markets have stabilized as well." said Michael E. Marks, Chief Executive Officer of Flextronics. "Whether an upturn is underway is difficult to know, but in our view demand is slightly improving. Restructuring activities and cost reductions are continuing across the industry, and this should work to improve margins." With regard to the business outlook, Mr. Marks continued to say: "Our business is stable and we continue to generate cash. We have aggressively invested over the last several years to expand our portfolio of value-added services. We are making excellent progress in a number of very important design related initiatives, and we expect to see results from these efforts this fiscal year. Our company is in fine financial shape, and is well respected in the industry and by our customer base."

In terms of guidance, the Company indicated that the September quarter should generate sales in the range of $3.3 - $3.5 billion and proforma earnings of $0.06 - $0.08 per share and its expectations for the December quarter are for sales of $3.5 - $3.9 billion, and earnings of $0.11 - $0.15 per share. GAAP earnings are expected to be lower than proforma earnings reflecting approximately 2 cents per diluted share of quarterly amortization expenses as well as the further restructuring charges, which we expect will total approximately $85 million, or 15 cents in total per diluted share, spread over the next few quarters. The actual timing of such charges, and accordingly the actual difference between quarterly proforma and GAAP earnings, has yet to be determined.

Mr. Marks concluded by saying, "We are committed to getting back to 20% or more of year over year proforma earnings improvement. We believe that we will achieve those kinds of numbers beginning in the March quarter, and as we move into next fiscal year. If our ODM activities develop as we hope, or if there is a more generalized recovery in the end markets, we should do even better."

A conference call hosted by Flextronics' management will be held today at 1:30 p.m. PST to further discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to the Company's website at www.flextronics.com. Additional information in the form of a slide presentation and CEO's Letter that summarizes and discusses the quarterly results may also be found on the site. A replay of the broadcast will remain available on the Company's website after the call.

________________________________________________________________________________

                              FLEXTRONICS
________________________________________________________________________________

                              2 CHANGI SOUTH LANE             TEL: +65.6299.8888
PRESS RELEASE
                              SINGAPORE 486123

________________________________________________________________________________


Minimum requirements to listen to the broadcast are Microsoft Windows Media Player software (free download at http://www.microsoft.com/windows/windowsmedia/download/default.asp) and at least a 28.8 Kbps bandwidth connection to the Internet.

ABOUT FLEXTRONICS
Headquartered in Singapore, Flextronics is the leading Electronics Manufacturing Services (EMS) provider focused on delivering operational services to technology companies. With fiscal year 2003 revenues of $13.4 billion, Flextronics is a major global operating company with design, engineering, manufacturing and logistics operations in 29 countries and five continents. This global presence allows for manufacturing, excellence through a network of facilities situated in key markets and geographies that provide its customers with the resources, technology, and capacity to optimize their operations. Flextronics' ability to provide end-to-end operational services that include innovative product design, test solutions, manufacturing, IT expertise, network services and logistics has established the Company as the leading EMS provider. For more information, please visit www.flextronics.com.

                                      # # #
This news release, the CEO's Letter to the Shareholders and the earnings slide presentation contain forward-looking statements within the meaning of federal securities laws and are subject to the safe harbor under those laws. These forward-looking statements include statements related to our future growth, trends in our industry, expected charges and the level of future restructuring requirements, end market demand, expansion of and changes in our client base, our ODM initiative, our anticipated operating results, financial position and profitability. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include the challenges of effectively managing our operations, particularly during uncertain economic conditions, the need for future restructurings, integrating acquired companies, responding to changes in economic trends and to fluctuations in demand for customers' products and changes in customers' orders, our dependence on a small number of large customers, our dependence on industries affected by rapid technological change, competition in our industry and the other risks described under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Certain Factors Affecting Future Operating Results" in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q and current reports on Form 8-K, filed with the SEC. The forward-looking statements in this news release, the Chairman's Letter to the Shareholders and the earnings slide presentation, are based on current expectations, and Flextronics assumes no obligation to update these forward-looking statements.

________________________________________________________________________________

                              FLEXTRONICS
________________________________________________________________________________

                              2 CHANGI SOUTH LANE             TEL: +65.6299.8888
PRESS RELEASE
                              SINGAPORE 486123

________________________________________________________________________________

                                                                      SCHEDULE 1

                 FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                FIRST QUARTER ENDED JUNE 30, 2003            FIRST QUARTER ENDED JUNE 30, 2002
                                             ----------------------------------------    ----------------------------------------
                                                            PROFORMA                                     PROFORMA
                                             PROFORMA(1)   ADJUSTMENTS        GAAP       PROFORMA(1)    ADJUSTMENTS      GAAP
                                             -----------   -----------    -----------    -----------    -----------   -----------
Net sales                                    $ 3,106,677                  $ 3,106,677    $ 3,127,027                  $ 3,127,027

Cost of sales                                  2,941,636                    2,941,636      2,959,930                    2,959,930

Unusual charges                                       --       308,835        308,835             --        179,352       179,352
                                             -----------   -----------    -----------    -----------    -----------   -----------

      Gross profit (loss)                        165,041      (308,835)      (143,794)       167,097       (179,352)      (12,255)

Selling, general and administrative              116,415                      116,415        114,699                      114,699

Unusual charges                                       --        18,273         18,273             --         28,471        28,471
                                             -----------   -----------    -----------    -----------    -----------   -----------

      Operating income (loss)                     48,626      (327,108)      (278,482)        52,398       (207,823)     (155,425)

Intangibles amortization                              --         8,817          8,817             --          3,234         3,234

Interest and other expense, net                   25,911                       25,911         18,999                       18,999

Loss on early extinguishment of debt                  --         8,695          8,695             --                           --
                                             -----------   -----------    -----------    -----------    -----------   -----------

      Income (loss) before income taxes           22,715      (344,620)      (321,905)        33,399       (211,057)     (177,658)

Provision for (benefit from)  income taxes         2,272       (34,462)       (32,190)         3,340        (49,826)      (46,486)
                                             -----------   -----------    -----------    -----------    -----------   -----------
      Net income (loss)                      $    20,443   $  (310,158)   $  (289,715)   $    30,059    $  (161,231)  $  (131,172)
                                             ===========   ===========    ===========    ===========    ===========   ===========

Earnings (loss) per share:

      Basic                                  $      0.04                  $     (0.56)   $      0.06                  $     (0.25)
                                             ===========                  ===========    ===========                  ===========

      Diluted                                $      0.04                  $     (0.56)   $      0.06                  $     (0.25)
                                             ===========                  ===========    ===========                  ===========


Shares used in computing per share amounts:

      Basic                                      521,100                      521,100        515,016                      515,016
                                             ===========                  ===========    ===========                  ===========

      Diluted                                    549,995                      521,100        524,942                      515,016
                                             ===========                  ===========    ===========                  ===========

      (1) Proforma results exclude intangibles amortization, costs associated with the early extinguishment of debt and restructuring charges, as applicable.

________________________________________________________________________________

                              FLEXTRONICS
________________________________________________________________________________

                              2 CHANGI SOUTH LANE             TEL: +65.6299.8888
PRESS RELEASE
                              SINGAPORE 486123

________________________________________________________________________________


                                                                      SCHEDULE 2

                 FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                   JUNE 30,      MARCH 31,
                                                                     2003          2003
                                                                  ----------     ----------
                                            ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                    $  859,751     $  424,020
     Accounts receivable, net                                      1,496,208      1,417,086
     Inventories, net                                              1,150,573      1,141,559
     Deferred income taxes                                            31,528         29,153
     Other current assets                                            487,560        466,942
                                                                  ----------     ----------
        Total current assets                                       4,025,620      3,478,760
Property, plant and equipment, net                                 1,695,647      1,965,729
Deferred income taxes                                                453,862        415,041
Goodwill and other intangibles, net                                2,269,448      2,192,910
Other assets                                                         422,357        341,664
                                                                  ----------     ----------
        Total assets                                              $8,866,934     $8,394,104
                                                                  ==========     ==========

                             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Bank borrowings and current portion of long-term debt        $   53,348     $   52,484
     Current portion of capital lease obligations                      5,566          7,622
     Accounts payable                                              1,863,149      1,601,923
     Other current liabilities                                       964,913        918,990
                                                                  ----------     ----------
          Total current liabilities                                2,886,976      2,581,019
 Long-term debt and capital lease obligations, net of current
    portion                                                        1,400,087      1,049,853
Other liabilities                                                    233,550        221,212

Shareholders' equity                                               4,346,321      4,542,020
                                                                  ----------     ----------
       Total liabilities and shareholders' equity                 $8,866,934     $8,394,104
                                                                  ==========     ==========